Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Greenland Technologies Holding Corp.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares, no par value per share		457(o)		$	$			$
Fees to be Paid	Equity	Preferred Shares		457(o)
Fees to be Paid	Debt	Debt Securities		457(o)
Fees to be Paid	Other	Warrants		457(o)
Fees to be Paid	Other	Rights		457(o)
Fees to be Paid	Other	Units		457(o)
Fees to be Paid	Unallocated (Universal) Shelf		(1)	457(o)		$		$200,000,000.00	0.0001381		$27,620.00

Total Offering Amounts:								$200,000,000.00			27,620.00
Total Fees Previously Paid:											0.00
Total Fee Offsets:											14,851.10
Net Fee Due:											$12,768.90

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Offering Note(s)

(1)	There are being registered hereunder such indeterminate number of Class A ordinary shares, preferred shares, debt securities, warrants, rights, and units as shall have an aggregate initial offering price not to exceed $200,000,000. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder also include such indeterminate number of shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified pursuant to Instruction 2.A.ii.b. to the Calculation of Filing Fee Tables and Related Disclosure of Item 16(b) of Form S-3 under the Securities Act.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	Greenland Technologies Holding Corporation	(1)	S-3	333-256509	05/26/2021		$14,851.10	Unallocated (Universal) Shelf			$136,123,771.00	$
Fee Offset Sources	Greenland Technologies Holding Corporation	(2)	S-3	333-256509		05/26/2021							14,851.10

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	In accordance with Rule 457(p) under the Securities Act, the registrant is offsetting $14,851.10 of the fee associated with this registration statement from the fee previously paid by the registrant associated with the unsold securities registered under the registrant's prior unallocated (universal) shelf registration statement on Form S-3 originally filed on May 26, 2021 (File No. 333-256509) (the “Prior Registration Statement”), which has expired because more than three years have elapsed since the initial effective date of the Prior Registration Statement and all offerings thereunder have been completed or terminated. $136,123,771 of aggregate maximum amount remain unsold as of the time the Prior Registration Statement expired.

Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(2)	In accordance with Rule 457(p) under the Securities Act, the registrant is offsetting $14,851.10 of the fee associated with this registration statement from the fee previously paid by the registrant associated with the unsold securities registered under the Prior Registration Statement, which has expired because more than three years have elapsed since the initial effective date of the Prior Registration Statement and all offerings thereunder have been completed or terminated. $136,123,771 of aggregate maximum amount remain unsold as of the time the Prior Registration Statement expired.